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                         INVESTMENT ADVISORY AGREEMENT


     AGREEMENT executed as of February 3, 1998, and effective as of the commencement of operations of the hereinafter defined funds, between FIRST OMAHA FUNDS, INC., a Nebraska corporation (herein called the "Company"), and FNC TRUST GROUP, N.A., (herein called the "Investment Adviser").

     WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Company desires to retain the Investment Adviser to furnish investment advisory and administrative services to a newly created investment portfolio of the Company, and may retain the Investment Adviser to serve in such capacity to certain additional investment portfolios of the Company, all as now or hereafter may be identified in Schedule A hereto (such initial investment portfolio and any such additional investment portfolios together called the "Funds"), and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Appointment. The Company hereby appoints the Investment Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

     2. Delivery of Documents. The Company has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

     a. the Company's Articles of Incorporation, executed as of October 12, 1994, and as filed with the Secretary of State of Nebraska on October 12, 1994, and any and all amendments thereto or restatements thereof (such document as presently in effect and as it shall from time to time be amended or restated, is herein called the "Articles");

     b. the Company's By-Laws and any amendments thereto;


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     c. resolutions of the Company's Board of Directors authorizing the appointment of the Investment Adviser and approving this Agreement;

     d. the Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on November 1, 1994, and all amendments thereto;

     e. the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-85982), and under the 1940 Act as filed with the SEC and all amendments thereto; and

     f. the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

     The Company will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3. Management. Subject to the supervision of the Company's Board of Directors, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company, with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Company's Board of Directors. With the approval of the Company's Board of Directors, and subject to applicable provisions of the 1940 Act, the Investment Adviser may appoint sub-advisers to assist it in the performance of its duties hereunder. The Investment Adviser further agrees that it:

     a. will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

     b. will conform with all applicable Rules and Regulations of the SEC, including but not limited to, Rules 17f-2 and 17f-4 of the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

     c. will not make loans to any person to purchase or carry shares of the Company or make loans to the Company;


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     d. will place orders pursuant to its investment determinations for the
     Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. The Investment Adviser may authorize the Fund to pay a commission in excess of the commission another broker-dealer would have charged if the Investment Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed either in terms of that particular transaction or the Investment Adviser's overall responsibilities to the accounts it manages. In no instance will portfolio securities be purchased from or sold to Sunstone Financial Group, Inc. ("Sunstone"), the Investment Adviser, or any affiliated person of the Company, Sunstone or the Investment Adviser acting as principal; in no instance will portfolio securities be sold or purchased through Sunstone, the Investment Adviser or any affiliated person of the Company except in strict compliance with Rule 17e-1 under the 1940 Act; in no instance will the Company purchase securities of which the Investment Adviser or any affiliated person of the Company is an underwriter except in strict compliance with Rule 10f-3 under the 1940 Act; in no instance will any Fund purchase securities from, or sell securities to another portfolio of the Company (a "First Omaha Fund") in a principal transaction except in strict compliance with Rule 17a-7 under the 1940 Act; and in no instance will any Fund engage in any joint or joint and several participation in any transaction with any other First Omaha Fund in violation of Section 17(d) of the 1940 Act.

     e. will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Company's Board of Directors such periodic and special reports as the Board may request;

     f. will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior, present, or potential shareholders, will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company; and

     g. will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Investment Adviser's personnel will not inquire or take into consideration whether the

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     issuers of securities proposed for purchase or sale for the Company's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Company.

4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement, including but not limited to, expenses related to all office space, facilities, equipment and clerical personnel necessary for the Investment Adviser to carry out its duties and obligations under this Agreement, but excluding the cost of securities (including brokerage commission, issue and transfer taxes, if any) purchased for the Funds. Each of the Funds shall bear the following expenses relating to its operations: organizational expenses, taxes, interest, any brokerage fees and commissions, fees of the Directors of the Company, Securities and Exchange Commission fees, state securities registration fees and expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to a Fund's current Shareholders, outside auditing and legal expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodian and transfer agent, costs of Fund accounting services, certain insurance premiums, costs of maintenance of the Company's existence, costs of shareholders' and directors' reports and meetings, distribution expenses incurred pursuant to the Company's Distribution and Shareholder Service Plan, any extraordinary expenses incurred in the Fund's operation and other operating expenses not assumed by a Company's service providers.

7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and paid monthly in arrears, equal to the lesser of (a) the fee set forth on Schedule A hereto or (b) such other fee as may from time to time be agreed upon in writing by the Company and the Investment Adviser. The obligations of the Funds to pay the above-described fee to the

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Investment Adviser will begin as of the respective dates of the initial public sale of shares in the Funds.

     If in any fiscal year the aggregate expenses of any of the Funds (as defined under the securities regulations of any state having jurisdiction over the Company) exceed the expense limitations of any such state, the Investment Adviser will reimburse the Fund for such excess expenses, provided that the obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year; provided further, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Company so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

8. Notices of Meetings. The Company agrees that notice of each regular meeting of the Board of Directors of the Company will be sent or otherwise given to the Investment Adviser. To the extent that the directors of the Company invite any person or persons employed by the Investment Adviser to attend any such meeting, the Company agrees that it will make the appropriate arrangements, at the expense of the Investment Adviser, for the attendance by such person or persons or by such other person or persons as the Investment Adviser may designate.

9. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10. Duration and Termination. This Agreement will become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the SEC), provided that it shall have been approved by a vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until June 30, 1999.

     Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive periods of twelve months each ending on June 30 of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Company's Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Company's Board of Directors or by the vote of a majority of all votes attributable to

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the outstanding Shares of such Fund.  Notwithstanding the foregoing, this
Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Company (by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

11. Investment Adviser's Representations. The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations, including but not limited to the Glass-Steagall Act, and the regulations promulgated thereunder.

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Nebraska. The provisions of the 1940 Act and rules and regulations promulgated thereunder shall supercede the terms and provisions hereof and any ambiguity or matter of interpretation hereunder shall be resolved in a manner which effectuates the 1940 Act and such rules and regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                     FIRST OMAHA FUNDS, INC.


                                     By:____________________
                                     Name:   David P. Greer
                                     Title:  President

                                     FNC TRUST GROUP, N.A.


                                     By:____________________
                                     Name:
                                     Title:

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                            Dated February 3, 1998



                                  Schedule A
                                    to the
                        Investment Advisory Agreement
                     Between First Omaha Funds, Inc. and
                            FNC Trust Group, N.A.
                         dated as of February 3, 1998



     Name of Company  Compensation*                                 Date
     ---------------  -------------                                 ----

     First Omaha      Annual rate of seventy-five       February 3, 1998
     Growth Fund      one-hundredths of one
                      percent (.75%) of the
                      average daily net assets
                      of such Company




                           FIRST OMAHA FUNDS, INC.


                           By:
                              ----------------------------
                           Name:   David P. Greer
                           Title:  President

                           FNC TRUST GROUP, N.A.


                           By:
                              ----------------------------
                           Name:
                           Title:


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